Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-165486 on Form S-3 of our reports dated March 31st , 2011, relating to the consolidated financial statements of China Gengsheng Minerals, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to of China Gengsheng Minerals, Inc.’ adoption of the accounting standard, Accounting for Uncertainty in Income Taxes, on January 1, 2007).

PKF
Certified Public Accountants
Hong Kong, China